Exhibit 99.1

DONEGAL GROUP INC. ANNOUNCES EARNINGS FOR FOURTH QUARTER

Ralph G. Spontak
Senior Vice President and Chief Financial Officer
Phone (717) 426-1931
Fax (717) 426-7009
E-mail: ralphspontak@donegalgroup.com

For Immediate Release

     MARIETTA, Pennsylvania, February 22, 2005 – Donegal Group Inc. (Nasdaq: DGICA and DGICB) today reported net income for the fourth quarter and year ended December 31, 2004.

     Net income for the quarter ended December 31, 2004 was $7,224,890, compared to $5,179,206 for the fourth quarter of 2003, an increase of 39.5%. On a fully diluted per share basis net income for the fourth quarter of 2004 was $.53 per share, based on 13,751,938 weighted average shares outstanding, compared to $.47 per share, based on 11,065,320 weighted shares outstanding, for the fourth quarter of 2003. The Company’s December 2003 public offering of 3,450,000 shares of Class A Common Stock was the principal reason for the increase in the weighted average number of shares outstanding.

     Net income for the year ended December 31, 2004 was a historic high of $31,614,269, compared to $18,293,976, for the year ended December 31, 2003, an increase of 72.8%. On a fully diluted per share basis net income for 2004 was $2.32 per share, based on 13,635,172 weighted average shares outstanding, compared to $1.85 per share, based on 9,894,844 weighted average shares outstanding for the year ended December 31, 2003. Net income for 2004 includes an extraordinary gain of $5,445,670, or $.40 per share on a diluted basis, related to an acquisition in the first quarter of 2004.

     The Company continued to achieve excellent underwriting results, posting a combined ratio of 92.7% for the fourth quarter of 2004 compared to a combined ratio of 93.8% for the comparable period in 2003. The Company’s combined ratio for the full year 2004 was 93.1% compared to a combined ratio of 95.0% for 2003. The Company’s loss ratio for the full year 2004 improved to 61.7% compared to 64.2% for 2003. The Company’s expense ratio increased slightly to 30.9% for all of 2004 compared to 30.2% for 2003.

     “Solid premium growth and excellent underwriting results, from both our historic insurance subsidiaries and our 2004 acquisitions, combined to achieve the highest levels of profitability in the Company’s history” stated Donald H. Nikolaus, President and Chief Executive Officer of the Donegal Companies.

     Revenues for the fourth quarter of 2004 were $75,480,902, an increase of 35.5% over a year earlier, with premiums earned for the fourth quarter of $69,682,332, a 37.4% increase over the fourth quarter of 2003. Premiums earned in the fourth quarter of 2004, excluding premiums earned by the companies we acquired in January 2004, increased $5.0 million, or 9.8%, to $55,676,742.

     Investment income for the fourth quarter of 2004 was $4,266,222, an increase of $248,307, or 6.2%, over investment income in the third quarter of 2004. This increase was accomplished despite the shift towards tax-exempt investment income, with tax-exempt interest representing 46.7% of total investment income in the fourth quarter of 2004 compared to 41.3% in the fourth quarter of 2003.

     These results helped the Company increase its book value per common share to $18.04 per share as of December 31, 2004, compared to $16.29 per share at December 31, 2003.

     The extraordinary gain of $5,445,670 in the first quarter of 2004 resulted from GAAP purchase accounting for unallocated negative goodwill from the Le Mars Insurance Company acquisition completed in early January 2004. The acquisitions of Le Mars Insurance Company, The Peninsula Insurance Company and Peninsula Indemnity Company were effective January 1, 2004.

     The Company previously reported that its Board of Directors approved a four-for–three split of its Class A Common Stock and Class B Common Stock to be effective in the form of a 33-1/3% stock dividend to stockholders of record at the close of business on March 1, 2005 and payable on March 25, 2005, which the Company has changed to March 28, 2005.

     The Company will hold a conference call on Tuesday February 22, 2005, beginning at 11:00 A. M. Eastern Time. You may participate in the conference call by calling 1-800-573-4754 (Passcode 51101444). An instant replay of the conference call will be available until March 4, 2005 by calling 1-888-286-8010 (Passcode 13138424).

     Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in six Mid-Atlantic states (Connecticut, Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

     All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking (as defined in the Private Securities Litigation Reform Act of 1995) in nature and necessarily involve a number of risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company’s reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, competition from various insurance and non-insurance businesses, terrorism, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

(Tables Follow)

	Three Months Ended December 31,
	2004	2003
Net premiums earned	$69,682,332	$50,710,542
Investment income, net of investment expenses	4,266,222	3,309,105
Realized investment gains	373,855	873,268
Total revenues	75,480,902	55,694,338

Net income	$7,224,890	$5,179,206

Net income per common share
Basic	$0.54	$0.49
Diluted	$0.53	$0.47

	Year Ended December 31,
	2004	2003
Net premiums earned	$265,838,594	$196,792,696
Investment income, net of investment expenses	15,906,728	13,315,936
Realized investment gains	1,466,220	1,368,031
Total revenues	287,788,638	214,992,328

Net income before extraordinary item	$26,168,599	$18,293,976
Net income after extraordinary item	$31,614,269	$18,293,976

Net income per common share before extraordinary item
Basic	$1.99	$1.91
Diluted	$1.92	$1.85

Net income per common share after extraordinary item
Basic	$2.40	$1.91
Diluted	$2.32	$1.85

Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended December 31,
	2004	2003
Net premiums earned	$69,682	$50,711
Investment income, net of investment expenses	4,266	3,309
Realized investment gains	374	873
Lease income	228	216
Service charge income	931	585

Total revenues	75,481	55,694

Losses and loss expenses	41,524	31,975
Amortization of deferred policy acquisition costs	11,186	7,978
Other underwriting expenses	11,446	7,155
Other expenses	237	360
Policyholder dividends	435	443
Interest	499	408

Total expenses	65,327	48,319

Income before income taxes	10,154	7,375
Income tax expense	2,929	2,196

Net income	$7,225	$5,179

Net income per common share
Basic	$0.54	$0.49

Diluted	$0.53	$0.47

Supplementary Financial Analysts’ Data

Weighted average number of shares outstanding
Basic	13,377,551	10,477,603

Diluted	13,751,938	11,065,320

Net written premiums	$70,012	$50,448

Book value per common share	$18.04	$16.29

Consolidated Statements of Income
(unaudited; in thousands, except per share data)

	Year Ended December 31,
	2004	2003
Net premiums earned	$265,838	$196,793
Investment income, net of investment expenses	15,907	13,316
Realized investment gains	1,466	1,368
Lease income	890	845
Service fees	3,687	2,464
Other income	—	206

Total revenues	287,788	214,992

Losses and loss expenses	164,141	126,243
Amortization of deferred policy acquisition costs	39,434	30,839
Other underwriting expenses	42,544	28,687
Other expenses	1,700	1,345
Dividends	1,301	1,155
Interest	1,614	1,287

Total expenses	250,734	189,556

Income before income taxes and extraordinary item	37,054	25,436
Income tax expense	10,885	7,142

Net income before extraordinary item	26,169	18,294

Extraordinary item	5,445	—

Net income after extraordinary item	$31,614	$18,294

Net income per common share before extraordinary item
Basic	$1.99	$1.91

Diluted	$1.92	$1.85

Net income per common share after extraordinary item
Basic	$2.40	$1.91

Diluted	$2.32	$1.85

Supplementary Financial Analysts’ Data

Weighted average number of shares outstanding
Basic	13,159,435	9,570,872

Diluted	13,635,172	9,894,844

Net written premiums	$283,282	$206,981

Consolidated Balance Sheet
(unaudited; in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$182,574	$113,051
Available for sale, at fair value	226,757	198,433
Equity securities, at fair value	42,370	31,448
Short-term investments, at cost, which approximates fair value	47,368	78,344

Total investments	499,069	421,276
Cash	7,350	5,909
Premiums in course of collection	44,267	29,017
Reinsurance receivable	98,479	81,009
Accrued investment income	4,961	3,752
Deferred policy acquisition costs	22,258	16,224
Prepaid reinsurance premiums	35,907	30,692
Property and equipment, net	5,509	4,152
Deferred income taxes	10,922	7,032
Other assets	6,693	2,973

Total assets	$735,415	$602,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$267,190	$217,914
Unearned premiums	174,458	134,028
Accounts payable and accrued expenses	13,414	7,770
Debt	30,929	25,774
Due to affiliates	—	904
Other liabilities	6,720	6,997

Total liabilities	492,711	393,387

Shareholders’ equity:
Preferred stock

Class A common stock	104	99
Class B common stock	32	30
Additional paid-in capital	131,980	122,745
Accumulated other comprehensive income	4,750	5,291
Retained earnings	106,730	81,376
Treasury stock, at cost	(892)	(892)

Total shareholders’ equity	242,704	208,649

Total liabilities and shareholders’ equity	$735,415	$602,036